Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Omnicom Group Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (the “Registration Statement”) of Omnicom Group Inc. and subsidiaries of our reports dated February 17, 2012 with respect to the consolidated balance sheets of Omnicom Group Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule on page S-1, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 10-K of Omnicom Group Inc. and subsidiaries and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Registration Statement.

/s/ KPMG LLP

New York, New York
February 17, 2012